The CIT Group/
          Equipment Financing
          650 CIT Drive
          P.O. Box 490
          Livingston, NJ 07039-0490


     THE
     CIT
     GROUP

Mr. Jim Jones
Vice President and Treasurer
LSB Industries
16 South Pennsylvania Avenue
Oklahoma City, OK 73107

Dear Mr. Jones:

Reference is made to that certain Loan Agreement dated October 31, 1994, as amended (the "Agreement") between DSN Corporation, ("Debtor"), and the CIT Group/Equipment Financing, Inc. ("CIT"). Debtor has advised CIT that LSB Industries, Inc., a guarantor of Debtor's obligations to CIT were not in compliance with certain covenants as of September 30, 1999.

Debtor has requested, that notwithstanding anything to the contrary of the Agreement, that CIT waive the instances of non-compliance through September 30, 2000.

All other terms, conditions and agreements under the Loan Agreement, together with all schedules, attachments and amendments thereto shall remain in full force and effect. Please note that CIT's willingness to waive this particular covenant violation should not be interpreted as CIT's agreement or willingness to waive any further breach or violation of the Agreement.

                         Sincerely,
                         The CIT Group Equipment Financing, Inc.
                         By: /s/ Anthony Joseph
                            ___________________________________
                         Title: Vice President
                               ________________________________

Acknowledged and Agreed to

DSN Corporation
By: /s/ Jim D. Jones
   _______________________
Title: VP
      ____________________